Exhibit 99.1

                                  TIFFANY & CO.
                                  NEWS RELEASE

Fifth Avenue & 57th Street                                    Contacts:
New York, N.Y. 10022                                          ---------
                                                              James N. Fernandez
                                                              (212)230-5315
                                                              Mark L.Aaron
                                                              (212)230-5301

              TIFFANY REPORTS 12% INCREASE IN HOLIDAY SEASON SALES;
              -----------------------------------------------------
                     COMPARABLE U.S. STORE SALES INCREASE 8%
                     ---------------------------------------

New York, N.Y., January 7, 2005 - Tiffany & Co. (NYSE: TIF) today announced that its net sales in the holiday period from November 1 - December 31 increased 12% over the prior-year period to $673,823,000, and worldwide comparable store sales rose 6%. On a constant-exchange-rate basis (see attached "Non-GAAP Measures") that excludes the effect of translating local-currency-denominated sales into U.S. dollars, net sales rose 10% and worldwide comparable store sales increased 4%. Total results are based on unaudited sales and are generally consistent with management's projections issued on November 11, 2004.

Holiday season sales results in Tiffany's four channels of distribution, and as compared with the prior year, were as follows:

     o U.S. Retail sales rose 11% to $340,793,000 largely due to a comparable store sales increase of 8% (up 10% in November and 7% in December). Sales in the New York flagship store rose 11% and comparable branch store sales increased 7%. The geographically broad-based comparable store sales growth was due to higher spending per transaction. Contributing to the overall increase were four new stores (Palm Beach Gardens, Florida, Edina, Minnesota, Kansas City, Missouri and Westport, Connecticut) which opened in 2004 and posted strong results above expectations.

     o International Retail sales increased 12% to $242,225,000. On a constant-exchange-rate basis, sales rose 6% and comparable store sales declined 2%. On a constant-exchange-rate basis, comparable store sales declined 7% in Japan (total retail sales rose fractionally), increased 5% in other Asia-Pacific markets and rose 3% in Europe.


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


     o Direct Marketing sales rose 11% to $72,005,000. Combined Internet and catalog sales rose 13%, which included higher growth in e-commerce sales due to an increased average order size. Sales in the Business Sales division rose 3%.

     o Specialty Retail sales increased 47% to $18,800,000, partly reflecting sales growth in LITTLE SWITZERLAND stores. In addition, almost half of the increase was due to the startup in 2004 of sales of rough diamonds. Specialty Retail sales also include results from the first two IRIDESSE stores, which recently opened and focus exclusively on the pearl jewelry category.

Michael J. Kowalski, chairman and chief executive officer, said, "These sales results well position Tiffany to end the year on a positive note. These results are especially noteworthy given last year's strong holiday season performance when comparable U.S. store sales increased 16% and combined Internet/catalog sales rose 27%. This holiday season, we saw solid growth in all jewelry categories and in watches. Diamond jewelry continued to be an especially strong performer and we were extremely pleased with customers' response to our new product introductions, including the new ATLAS jewelry collection. In Japan, comparable store sales results remained below our expectations; however, despite challenging market conditions, we believe our initiatives with new stores and products will ultimately lead to improved performance."

He added, "These results keep us on track to achieve the earnings expectation we announced in November. Since that time, Tiffany completed the sale of its equity interest in Aber Diamond Corporation; that sale will contribute additional earnings of approximately 84 cents per diluted share."

"Looking toward 2005, our plans include opening at least three stores in the U.S. and several internationally which, in total, should increase worldwide retail square footage of company-operated TIFFANY & CO. stores by approximately 5%. Also, we intend to continue to introduce new jewelry designs to complement our classics. Overall, our preliminary expectations for 2005 call for growth of 8%-10% in net sales and 10%-12% in net earnings (excluding the gain in 2004 from the Aber stock sale). We are currently in the process of reviewing longer-term objectives for sales and earnings growth, and will provide an update when appropriate," he concluded.

Readers should also note that the above earnings projections for 2004 and 2005 exclude any effects of the American Jobs Creation Act, which was signed into law in October 2004. The Company is currently analyzing the effect of the Act on its financial


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

statements. In addition, the earnings projection for 2005 does not include any effect from the required accounting for share-based payment.

Conference Call
---------------
The Company will host a conference call today at 8:30 a.m. (EST) to review these results and its outlook. Interested parties may listen to a broadcast on the Internet at www.tiffany.com (click on "About Tiffany," "Shareholder Information," "Conference Call") and at www.streetevents.com.

Fourth Quarter Earnings Announcement
------------------------------------
Investors and analysts should note that the Company anticipates reporting its fourth quarter and full year results on February 28, 2005 and conducting a conference call at 8:30 a.m. (EST) that day, to be broadcast at www.tiffany.com and www.streetevents.com. To receive future notifications for conference calls and/or news release alerts, interested parties may register at www.tiffany.com (click on "About Tiffany," "Shareholder Information," "Calendar of Events" and "News by E-Mail").

Company Description
-------------------
Tiffany & Co. (NYSE: TIF) operates jewelry and specialty retail stores and manufactures products through its subsidiary corporations. Its principal subsidiary is Tiffany and Company ("Tiffany"). Founded in 1837, Tiffany now operates more than 150 TIFFANY & CO. retail stores and boutiques in the Americas, Asia-Pacific and Europe and engages in direct selling through Internet, catalog and business gift operations. The Company's Specialty Retail operations include consolidated results from ventures operated by subsidiaries other than Tiffany under separate trademarks or trade names. Worldwide sales were $2.0 billion in 2003. For additional information, please visit www.tiffany.com or call our shareholder information line at 800-TIF-0110.

This press release contains certain "forward-looking" statements concerning expectations for sales, store openings, gross margins, expenses and earnings. Actual results might differ materially from those projected in the forward-looking statements. Information concerning factors that could cause actual results to differ materially are set forth in Tiffany's 2003 Annual Report and in Form 10-K, 10-Q and 8-K Reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

                                      # # #

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


NON-GAAP MEASURES
-----------------
The Company reports all required information in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), but management believes that ongoing operating results are more difficult to understand if only GAAP financial measures are available to review. Internally, management monitors the sales performance of its international subsidiaries on a non-GAAP basis that excludes, from GAAP reported sales, the positive or negative effects that result from translating sales of its international subsidiaries into U.S. dollars (constant-exchange-rate basis). Management uses this constant-exchange-rate measure because it believes it is a more representative assessment of the sales performance of its international subsidiaries and provides for better comparability between reporting periods.

The Company's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate and analyze the Company's operating results. The following tables reconcile net sales percentage increases (decreases) measured and reported in accordance with GAAP to the non-GAAP constant-exchange-rate basis:



                                                        Two Months Ended
                                                        December 31, 2004
                                 -----------------------------------------------------------------

                                             GAAP                                     Constant
                                           Reported           Translation          Exchange Rate
                                           Net Sales             Impact                Sales
         Net Sales:
         ----------              -----------------------------------------------------------------
         Worldwide                            12%                  2%                   10%

         International Retail                 12%                  6%                    6%

         Japan Retail                          4%                  4%                    -

         Other Asia-Pacific                   22%                  4%                   18%

         Europe                               27%                 11%                   16%





                                                        Two Months Ended
                                                        December 31, 2004
                                 -----------------------------------------------------------------

                                             GAAP                                     Constant
                                           Reported           Translation          Exchange Rate
         Comparable                        Net Sales             Impact                Sales
         Store Sales:
         ----------              -----------------------------------------------------------------
         Worldwide                            6%                   2%                    4%

         International Retail                 2%                   4%                   (2%)

         Japan Retail                        (3%)                  4%                   (7%)

         Other Asia-Pacific                   8%                   3%                    5%

         Europe                              14%                  11%                    3%



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